                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 240.14a-12

                      CHINA MINERAL ACQUISITION CORPORATION
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ______

     (2)  Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________

     (4)  Proposed maximum aggregate value of transaction: _____________________

     (5)  Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028
                                 (646) 240-8377

                                                                October 23, 2006

TO OUR STOCKHOLDERS:

     You are cordially invited to attend a special meeting of stockholders of China Mineral Acquisition Corporation to be held on November 27, 2006. At this meeting, you will be asked to approve the dissolution and liquidation of China Mineral, as contemplated by its certificate of incorporation, since the two-year period for it to complete a business combination has passed without one being consummated. Upon dissolution, China Mineral will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public shareholders the proceeds of the Company's IPO trust account as contemplated by its charter and its initial public offering (IPO) prospectus.

     THIS MEETING IS PARTICULARLY SIGNIFICANT IN THAT STOCKHOLDERS MUST APPROVE THE COMPANY'S DISSOLUTION AND LIQUIDATION FOR CHINA MINERAL TO BE AUTHORIZED TO DISTRIBUTE THE IPO TRUST ACCOUNT PROCEEDS TO ITS STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES ARE VOTED AT THIS SPECIAL MEETING.

     As you may be aware, China Mineral was organized in 2004 to acquire a China-based operating business (a "business combination"). Most of the proceeds of its IPO (US$5.10 per share) were placed in an interest-bearing trust account to be used in connection with a business combination or returned to stockholders, if a business combination were not to have been completed within two years. In furtherance of its corporate purpose, on May 12, 2006, China Mineral entered a definitive agreement with Ivanhoe Energy Inc. providing for China Mineral's acquisition of Ivanhoe's Chinese oil and gas exploration and production subsidiary, Sunwing Energy Ltd. On August 28, 2006, China Mineral's Board of Directors determined to abandon a proposed amendment of the Company's certificate of incorporation to allow extension of the date before which it must complete a business combination to avoid being required to liquidate, in light of substantial shareholder sentiment not to extend that date, evidenced by voting at the Company's special meeting of stockholders. As a result, the agreement with Ivanhoe has terminated, the two-year period for China Mineral to complete a business combination has passed without one being consummated, and China Mineral has become required to dissolve and liquidate as provided in its charter and public filings.

     The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company's liabilities and the winding up of its affairs, including distribution to current holders of China Mineral common shares originally issued in its IPO (Public Shareholders) of the principal and accumulated interest of the IPO trust account as contemplated by its charter and its IPO prospectus. China Mineral's pre-IPO stockholders, consisting of its current and a former director who purchased an aggregate of 1,000,000 shares prior to the IPO (Private Shareholders), have waived any interest in any such distribution and will not receive any of it.

     Stockholder approval of the Company's dissolution is required by Delaware law, under which China Mineral is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of China Mineral's outstanding common stock will be required to approve the dissolution and liquidation. Your Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and liquidation. The Private Shareholders have advised the Company that they support the dissolution and will vote for it. The Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution.

     China Mineral currently has net liabilities and obligations that exceed its available cash outside the IPO trust account by approximately US$100,000, or US$0.03 per Public Share. Its directors have agreed to cover any shortfall in resources to discharge these and certain future liabilities pursuant to indemnification obligations they provided the Company at the time of its IPO. The directors have confirmed to China Mineral that they expect to meet these obligations, and are currently negotiating with the Company's creditors regarding satisfaction of its liabilities, which they expect to complete prior to the special meeting. If they fail to meet their obligations, however, under Delaware law, Public Shareholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the directors' obligations are not collateralized or guaranteed, China Mineral cannot assure you that the directors will perform their obligations, or that stockholders would be able to enforce those obligations.

     After careful consideration of all relevant factors, China Mineral's Board of Directors has unanimously determined that the Company's dissolution is fair to and in the best interests of China Mineral and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote "FOR" the dissolution and liquidation.

     The Board also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to authorize China Mineral's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company's dissolution.

     Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan and the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

     I look forward to seeing you at the meeting.

                                        Sincerely,

                                        /s/ Simon Mu
                                        ----------------------------------------
                                        Simon Mu
                                        President and Chief Executive Officer

     YOUR VOTE IS IMPORTANT. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028
                                 (646) 240-8377

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 27, 2006

TO THE STOCKHOLDERS OF
CHINA MINERAL ACQUISITION CORPORATION:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of China Mineral Acquisition Corporation, a Delaware corporation, will be held 10:00 a.m. Eastern time, on November 27, 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895, for the sole purpose of considering and voting upon proposals to:

     1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

     2. Authorize China Mineral's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

     Under Delaware law and China Mineral's by-laws, no other business may be transacted at the meeting.

     The Board of Directors has fixed the close of business on October 23, 2006 as the date for determining China Mineral stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of China Mineral common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

     Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND LIQUIDATION.

     China Mineral's Board of Directors unanimously recommends that you vote "FOR" approval of each proposal.

     Dated: October 23, 2006

                                        By Order of the Board of Directors,

                                        /s/ Simon Mu
                                        ----------------------------------------
                                        Simon Mu
                                        President and Chief Executive Officer

                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028
                                 (646) 240-8377

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 27, 2006

                                 PROXY STATEMENT

     A special meeting of stockholders of China Mineral Acquisition Corporation will be held at 10:00 a.m., Eastern time, on November 27, 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895. At this important meeting, you will be asked to consider and vote upon proposals to:

     1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

     2. Authorize China Mineral's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

     Under Delaware law and China Mineral's by-laws, no other business may be transacted at the meeting.

     This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

     The "record date" for the special meeting is October 23, 2006. Record holders of China Mineral common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,000,000 outstanding shares of China Mineral common stock, of which 4,000,000 were issued in the Company's initial public offering (Public Shares) and 1,000,000 were issued to the Company's directors before the IPO, and each of which entitles its holder to one vote per proposal at the special meeting. China Mineral's warrants do not have voting rights.

     This proxy statement is dated October 23, 2006 and is first being mailed to stockholders on or about October 26, 2006.

                                    CONTENTS

SUMMARY OF THE PLAN OF LIQUIDATION                                             3

CAUTION REGARDING FORWARD-LOOKING STATEMENTS                                   4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN                   5

GENERAL INFORMATION ABOUT THE SPECIAL MEETING                                  8

THE DISSOLUTION AND PLAN OF LIQUIDATION                                       10

INFORMATION ABOUT CHINA MINERAL                                               17

BENEFICIAL OWNERSHIP OF SECURITIES                                            18

STOCKHOLDER PROPOSALS                                                         21

DELIVERY OF DOCUMENTS TO STOCKHOLDERS                                         21

WHERE YOU CAN FIND MORE INFORMATION                                           21

                       SUMMARY OF THE PLAN OF LIQUIDATION

     AT THE SPECIAL MEETING, YOU WILL BE ASKED TO APPROVE THE DISSOLUTION AND LIQUIDATION OF THE COMPANY, AS CONTEMPLATED BY ITS CERTIFICATE OF INCORPORATION.

     THE FOLLOWING DESCRIBES BRIEFLY THE MATERIAL TERMS OF THE PROPOSED DISSOLUTION AND LIQUIDATION OF THE COMPANY. THIS INFORMATION IS PROVIDED TO ASSIST STOCKHOLDERS IN REVIEWING THIS PROXY STATEMENT AND CONSIDERING THE PROPOSED DISSOLUTION AND LIQUIDATION, BUT DOES NOT INCLUDE ALL OF THE INFORMATION CONTAINED HEREIN AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND FULLY THE DISSOLUTION AND LIQUIDATION BEING SUBMITTED FOR STOCKHOLDER APPROVAL, YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT, INCLUDING THE ACCOMPANYING COPY OF THE PLAN OF LIQUIDATION ATTACHED AS ANNEX A, IN ITS ENTIRETY.

     -    If the dissolution is approved, we will:

          - file a certificate of dissolution with the Delaware Secretary of State;

          - adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

          - establish a contingency reserve for the satisfaction of any unknown or additional liabilities, consisting of the indemnification obligations of the Company's directors provided to China Mineral at the time of its IPO; and

          - pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company's Public Shareholders in accordance with the Company's charter.

     - We expect to make a liquidating distribution to the Company's Public Shareholders of the proceeds of the IPO trust account as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan. The Company and its directors are currently negotiating with its creditors regarding the satisfaction of its other liabilities, which it expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made or arranged at no cost to the Company by its directors pursuant to their indemnification obligations provided at the time of the Company's IPO. As the Company does not have any material assets beyond the IPO trust account, we do not anticipate that any additional distributions to stockholders will be made.

     - As a result of the Company's liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Company common stock. You should consult your tax advisor as to the tax effects of the Plan and the Company's dissolution in your particular circumstances.

     - Under Delaware law, stockholders will not have dissenters' appraisal rights in connection with the dissolution and liquidation.

     - Under Delaware law, if we distribute the IPO trust account proceeds to Public Shareholders, but fail to pay or make adequate provision for our liabilities, and if the Company's pre-IPO stockholders do not perform their indemnification obligations which are expected to fund all such amounts, each China Mineral stockholder could be held liable for amounts due Company creditors to the extent of the stockholder's pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder. China Mineral's pre-IPO stockholders have informed the Company that they intend to honor their indemnification obligations. If they fail to do so, however, under Delaware law, Public Shareholders could be required to return a portion of the distributions they receive pursuant to the Plan up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the directors' obligations are not collateralized or guaranteed, China Mineral cannot assure you that the directors will perform their obligations, or that stockholders would be able to enforce those obligations.

     - If our stockholders do not vote to approve the Company's dissolution and liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, there are no viable alternatives to the Company's dissolution and liquidation pursuant to the Plan. The Board has unanimously approved the Company's dissolution and liquidation, deems it advisable and recommends you approve it.

                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company's net assets, the anticipated liquidation value per share of our common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection" and "would." The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption "The Dissolution and Plan of Liquidation - Risk Factors to be Considered in Connection with the Company's Dissolution and the Plan" and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

          QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

          THESE QUESTIONS AND ANSWERS ARE ONLY SUMMARIES OF THE MATTERS
             THEY DISCUSS. PLEASE READ THIS ENTIRE PROXY STATEMENT.

Q. WHAT IS BEING VOTED   A.   You are being asked to vote upon proposals to:
   ON?
                              1.   Approve the dissolution of the Company and
                                   the proposed Plan of Liquidation in the form
                                   of Annex A to this proxy statement; and

                              2. Authorize China Mineral's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

                              Under Delaware law and China Mineral's by-laws, no
                         other business may be transacted at the meeting.

Q. WHY IS CHINA          A. China Mineral was organized in 2004 to acquire a
   MINERAL PROPOSING     China-based operating business (a "business
   DISSOLUTION AND       combination"). Most of the proceeds of its IPO (US$5.10
   LIQUIDATION?          per share) were placed in an interest-bearing trust
                         account (IPO trust account) to be used in connection
                         with a business combination or returned to
                         stockholders, if a business combination were not to
                         have been completed within two years. In furtherance of
                         its corporate purpose, on May 12, 2006, China Mineral
                         entered a definitive agreement with Ivanhoe Energy Inc.
                         providing for China Mineral's acquisition of Ivanhoe's
                         Chinese oil and gas exploration and production
                         subsidiary, Sunwing Energy Ltd. On August 28, 2006,
                         China Mineral's Board of Directors determined to
                         abandon a proposed amendment of the Company's
                         certificate of incorporation to allow extension of the
                         date before which it must complete a business
                         combination to avoid being required to liquidate, in
                         light of substantial shareholder sentiment not to
                         extend that date, evidenced by voting at the Company's
                         special meeting of stockholders. As a result, the
                         agreement with Ivanhoe has terminated, the two-year
                         period for China Mineral to complete a business
                         combination has passed without one being consummated,
                         and China Mineral has become required to dissolve and
                         liquidate as provided in its charter and public
                         filings.

                              The Plan of Liquidation provides for the
                         distribution to current holders of China Mineral common shares originally issued in its IPO of the principal and accumulated interest of the IPO trust account as contemplated by the Company's charter and its IPO prospectus. China Mineral's pre-IPO stockholders, consisting of our current and a former director
                         (Private Shareholders), have waived any interest in any such distribution and will not receive any of it.
                         Stockholder approval of the Company's dissolution is required by Delaware law, under which China Mineral is organized. Stockholder approval of the Plan is designed to comply with relevant provisions of U.S. federal income tax laws.

                              The affirmative vote of a majority of China
                         Mineral's outstanding common stock will be required to approve the dissolution and liquidation. Your Board of Directors has unanimously approved the Company's dissolution, deems it advisable and recommends you approve the dissolution and liquidation. The Board intends to approve the Plan, as required by Delaware law, immediately following stockholder approval of the dissolution and liquidation.

Q. HOW DO THE CHINA      A. The Private Shareholders, who purchased an aggregate
   MINERAL INSIDERS      of 1,000,000 shares prior to the IPO, have advised the
   INTEND TO VOTE        Company that they support the dissolution and
   THEIR SHARES?         liquidation and will vote for it, together with the
                         adjournment proposal.

Q. WHAT VOTE IS          A. Approval of the Company's dissolution and
   REQUIRED TO ADOPT     liquidation will require the affirmative vote of
   THE PROPOSALS?        holders of a majority of China Mineral's outstanding
                         common stock. Approval of Proposal Two requires the
                         affirmative vote of holders of a majority of China
                         Mineral's common stock voting on the proposal.

Q. WHY SHOULD I VOTE     A. The Plan of Liquidation provides for the
   FOR THE PROPOSALS?    distribution to current holders of China Mineral common
                         shares originally issued in its IPO of the principal
                         and accumulated interest of the IPO trust account as
                         contemplated by the Company's charter and its IPO
                         prospectus. Stockholder approval of the Company's
                         dissolution is required by Delaware law, under which
                         China Mineral is organized, and stockholder approval of
                         the Plan is designed to comply with relevant provisions
                         of U.S. federal income tax laws. If the dissolution and
                         liquidation is not approved, China Mineral will not be
                         authorized to dissolve and liquidate, and will not be
                         authorized to distribute the funds held in the IPO
                         trust account to holders of Public Shares.

Q. HOW MUCH DO I GET     A. If the dissolution and liquidation is approved, each
   IF THE DISSOLUTION    current holder of Public Shares will receive US$5.10 of
   AND LIQUIDATION IS    original principal of the IPO trust account and
   APPROVED?             approximately US$0.34 of accumulated interest (as of
                         September 14, 2006, when the account's most recent
                         investment matured), or US$5.44, per Public Share. The
                         IPO trust account is currently not earning interest.
                         The IPO trust account contained US$21,742,630.11 as of
                         September 30, 2006.

Q. WHAT IF I DON'T       A. If you do not want the dissolution and liquidation
   WANT TO VOTE FOR      to be approved, you must abstain, not vote, or vote
   THE DISSOLUTION AND   against it. You should be aware, however, that if the
   LIQUIDATION?          dissolution and liquidation is not approved, China
                         Mineral will not be authorized to dissolve and
                         liquidate, and will not be authorized to distribute the
                         funds held in the IPO trust account to holders of
                         Public Shares.

                              Whether or not you vote against it, if the
                         dissolution and liquidation is approved, all Public
                         Shareholders will be entitled to share in the liquidation of the IPO trust account.

Q. WHAT HAPPENS IF THE   A. If the dissolution and liquidation is not approved,
   DISSOLUTION AND       China Mineral will not be authorized to dissolve and
   LIQUIDATION ISN'T     liquidate, and will not be authorized to distribute the
   APPROVED?             funds held in the IPO trust account to holders of
                         Public Shares. If sufficient votes to approve the
                         dissolution and liquidation are not available at the
                         meeting, or if a quorum is not present in person or by
                         proxy, the Company's Board of Directors may seek to
                         adjourn or postpone the meeting to continue to seek
                         such approval.

Q. IF THE DISSOLUTION    A.   We will:
   AND LIQUIDATION IS
   APPROVED, WHAT             -    file a Certificate of Dissolution with the
   HAPPENS NEXT?                   Delaware authorities;

                              - adopt the Plan by Board action in compliance with Delaware law;

                              - conclude our negotiations with creditors and pay or adequately provide for the payment of the Company's liabilities;

                              - distribute the proceeds of the IPO trust account to Public Shareholders; and

                              -    otherwise effectuate the Plan.

Q. IF I AM NOT GOING     A. Yes. After carefully reading and considering the
   TO ATTEND THE         information in this document, please fill out and sign
   SPECIAL MEETING IN    your proxy card. Then return it in the enclosed
   PERSON, SHOULD I      envelope as soon as possible, so that your shares may
   RETURN MY PROXY       be represented at the special meeting.
   CARD INSTEAD?

Q. WHAT WILL HAPPEN IF   A. Abstaining or failing to vote will have the same
   I ABSTAIN FROM        effect as a vote against the proposed dissolution and
   VOTING OR FAIL TO     liquidation.
   VOTE?

Q. HOW DO I CHANGE MY    A. Deliver a later-dated, signed proxy card to China
   VOTE?                 Mineral's secretary prior to the date of the special
                         meeting or attend the special meeting in person and
                         vote. You also may revoke your proxy by sending a
                         notice of revocation to China Mineral's counsel at Loeb
                         & Loeb LLP, 345 Park Avenue, New York, New York 10154,
                         Attention: Mitchell S. Nussbaum, Esq.

Q. IF MY SHARES ARE      A. No. Your broker can vote your shares only if you
   HELD IN "STREET       provide instructions on how to vote. You should
   NAME," WILL MY        instruct your broker to vote your shares. Your broker
   BROKER                can tell you how to provide these instructions.
   AUTOMATICALLY VOTE
   THEM FOR ME?

Q. CAN I STILL SELL MY   A. Yes, you may sell your shares at this time. If you
   SHARES?               sell shares before, or purchase shares after, the
                         record date for the special meeting, you will not be
                         entitled to vote those shares at the special meeting.
                         Delaware law restricts transfers of our Common Stock
                         after dissolving, which we expect will occur upon
                         approval of the Company's dissolution by stockholders
                         at the special meeting. Thereafter and until trading on
                         the OTC Bulletin Board is halted through termination of
                         registration, we believe that any trades of the
                         Company's shares will be tracked and marked with a due
                         bill by the Depository Trust Company.

Q. WHO CAN HELP ANSWER   A. If you have questions, you may write or call China
   MY QUESTIONS?         Mineral Acquisition Corporation, 210 East 85th Street,
                         Suite 16, New York, New York, 10028, (646) 240-8377,
                         Attention: Dr. Simon Mu, President and Chief Executive
                         Officer.

                  GENERAL INFORMATION ABOUT THE SPECIAL MEETING

     China Mineral is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

     DATE, TIME AND PLACE. We will hold the special meeting at 10:00 a.m., Eastern time, on November 27, 2006, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895, to vote on the proposals to approve the Company's dissolution and liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

     PURPOSE. At the special meeting, holders of China Mineral common stock will be asked to approve the Company's dissolution and liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

     China Mineral's Board of Directors has determined that the proposed dissolution and liquidation is fair to and in the best interests of China Mineral and its stockholders, approved and declared it advisable, and recommends that China Mineral stockholders vote "FOR" it.

     The Board of Directors also recommends that you vote or give instruction to vote "FOR" adoption of the proposal to permit China Mineral's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

     The special meeting has been called only to consider approval of the proposed dissolution and liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and China Mineral's by-laws, no other business may be transacted at the special meeting.

     RECORD DATE; WHO IS ENTITLED TO VOTE. The "record date" for the special meeting is October 23, 2006. Record holders of China Mineral common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,000,000 outstanding shares of China Mineral common stock, of which 4,000,000 were originally issued in the Company's IPO (Public Shares) and 1,000,000 are held by our initial stockholders who acquired them prior to the IPO (Private Shares). Each common share entitles its holder to one vote per proposal at the special meeting. China Mineral's warrants do not have voting rights.

     The Private Shareholders have advised the Company that they will vote in favor of the Plan.

     During the ten-day period before the special meeting, China Mineral will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in New York City for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

     QUORUM; VOTE REQUIRED. A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company's dissolution and liquidation will require the affirmative vote of holders of a majority of China Mineral's outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of China Mineral's common stock voting on the proposal.

     ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND LIQUIDATION PROPOSAL.

     VOTING YOUR SHARES. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

     There are three ways to vote your shares at the special meeting:

          - By signing and returning the enclosed proxy card. If you vote by proxy card, your "proxies," whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the China Mineral Board "FOR" approval of the dissolution and liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

          - By telephone or on the Internet. You can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

          - You can attend the special meeting and vote in person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

     ADJOURNMENT OR POSTPONEMENT. If Proposal Two is approved at the special meeting, China Mineral may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, China Mineral may adjourn or postpone the special meeting as set forth in China Mineral's certificate of incorporation or by-laws or as otherwise permitted by law.

     QUESTIONS ABOUT VOTING. If you have any questions about how to vote or direct a vote in respect of your China Mineral common stock, you may call Dr. Simon Mu, our President and Chief Executive Officer, at (646) 240-8377. You may also want to consult your financial and other advisors about the vote.

     REVOKING YOUR PROXY AND CHANGING YOUR VOTE. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

          -    Delivering another proxy card with a later date;

          - Notifying Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell S. Nussbaum, Esq., in writing before the special meeting that you have revoked your proxy; or

          - Attending the special meeting, revoking your proxy and voting in person.

     If your shares are held in "street name," consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     BROKER NON-VOTES. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on the dissolution and liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a "broker non-vote." Abstentions or broker non-votes will have the same effect as a vote against the dissolution and liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

     NO DISSENTERS' RIGHTS. Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal in connection with the Company's dissolution and liquidation.

     SOLICITATION COSTS. China Mineral is soliciting proxies on behalf of the China Mineral Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. China Mineral and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

     China Mineral has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. China Mineral will pay all fees and expenses related to the retention of any proxy solicitation firm.

     China Mineral will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. China Mineral will reimburse them for their reasonable expenses.

     STOCK OWNERSHIP. Information concerning the holdings of certain China Mineral stockholders is set forth under "Beneficial Ownership of Securities."

                     THE DISSOLUTION AND PLAN OF LIQUIDATION

     The Board of Directors is proposing the Company's dissolution and liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company's dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan is attached as Annex A to this proxy statement.

     After approval of the Company's dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, inter alia, the following:

     - filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

     - adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;


     - establishing a contingency reserve for the satisfaction of unknown or additional liabilities, consisting of the indemnification obligations of the Company's directors provided to China Mineral at the time of its IPO;


     - paying or providing for the payment of our liabilities in accordance with Delaware law, which liabilities include (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company's Public Shareholders in accordance with the Company's charter;

     -    winding up our remaining business activities;

     - complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

     -    making tax and other regulatory filings.

     Following dissolution, although they do not expect to do so, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan. In addition, although it does not anticipate that it will be necessary to do so since we do not have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company's liquidation.

     At June 30, 2006, we had approximately US$77,000 in cash outside the IPO trust account and an additional US$21.5 million in marketable securities and cash in the IPO trust account. Our balance sheet as of that date also reflected total liabilities of approximately US$600,000. We currently have net liabilities and obligations that exceed available cash outside the IPO trust account by approximately US$100,000, or US$0.03 per Public Share. We expect to pay the Company's liabilities in full or, in some cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company's dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by the Company's directors or pursuant to arrangements they procure at no cost to the Company pursuant to their indemnification obligations. We believe we have identified all of the Company's liabilities.

     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DISSOLUTION AND LIQUIDATION OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" IT.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH THE COMPANY'S DISSOLUTION AND THE PLAN

     There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company's dissolution and liquidation, including the following:

WE MAY NOT MEET THE ANTICIPATED TIMING FOR THE DISSOLUTION AND LIQUIDATION.

     Promptly following the meeting, if our stockholders approve the Company's dissolution and liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the IPO trust account proceeds to its stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

     - delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

     -    lawsuits or other claims asserted against us; and

     -    unanticipated legal, regulatory or administrative requirements.

WE MAY NOT BE ABLE TO SETTLE ALL OF OUR OBLIGATIONS TO CREDITORS.

     We have current and future obligations to creditors. The Plan takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we are attempting to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the estimated amounts will be paid by the Company's directors pursuant to their indemnification obligations. If they do not perform those obligations, such creditors may seek to recover such claims from the Company's stockholders within three years of the Company's dissolution.

IF OUR RESERVES FOR PAYMENTS TO CREDITORS ARE INADEQUATE, EACH STOCKHOLDER MAY BE LIABLE TO OUR CREDITORS FOR A PRO RATA PORTION OF THEIR CLAIMS UP TO THE AMOUNT DISTRIBUTED TO SUCH STOCKHOLDER BY US.

     Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder's pro rata portion of such creditors' claims up to the amount distributed to such stockholder in the liquidation.

CLAIMS MAY BE MADE AGAINST THE IPO TRUST ACCOUNT, RESULTING IN ITS IMPAIRMENT OR IN DELAY IN DISTRIBUTING IT TO PUBLIC SHAREHOLDERS.

     The Company currently has little available funds outside the IPO trust account, and must make arrangements with vendors and service providers in reliance on the existing indemnification obligations of the Company's current and former directors. Pursuant to their indemnification obligations, the directors are required to provide China Mineral with funds to satisfy amounts due to such vendors and service providers. China Mineral's creditors may seek to satisfy their claims from funds in the IPO trust account if the Company's current and former directors do not perform their indemnification obligations. This could reduce a stockholder's distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of the Company's liabilities, and do not expect the foregoing to occur.

IF THEY DO NOT PERFORM THEM, YOU MAY HAVE DIFFICULTY ENFORCING THE INDEMNIFICATION OBLIGATIONS OF THE COMPANY'S DIRECTORS.

     Our directors Bing Zhao and Xiao Ma and former director Cui Guisheng are citizens and residents of the People's Republic of China, and all or a substantial portion of their assets may be located outside the United States. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time-consuming, and may result in inadequate notice so that any judgment based on that service may be reopened, relitigated and overturned. It is therefore unlikely that service of process on Messrs. Zhao, Ma and Guisheng or their assets will be obtainable within the United States, and it may be difficult to enforce outside the United States a judgment obtained in the United States in an action against one or more of them.

     These difficulties stem from the lack of official judicial arrangements between the United States and China, which means that judgments of United States courts will not be enforced in the PRC without review and relitigation of the merits of their claims.

     There is doubt as to the enforceability in the PRC of actions to enforce judgments of United States courts arising out of or based on ownership of China Mineral securities. There is also doubt whether PRC courts would enforce, in original actions, judgments against Messrs. Zhao, Ma and Guisheng predicated solely on United States securities laws. Original actions may be brought in the PRC against these parties only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law, in which event, a PRC court may award monetary damages.

RECORDATION OF TRANSFERS OF OUR COMMON STOCK ON OUR STOCK TRANSFER BOOKS WILL BE RESTRICTED AS OF THE DATE FIXED BY THE BOARD FOR FILING THE CERTIFICATE OF DISSOLUTION, AND THEREAFTER IT GENERALLY WILL NOT BE POSSIBLE FOR STOCKHOLDERS TO CHANGE RECORD OWNERSHIP OF OUR STOCK.

     After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in "street" name will be tracked and marked with a due bill by the Depository Trust Company.

OUR BOARD OF DIRECTORS MAY DELAY IMPLEMENTATION OF THE PLAN, EVEN IF DISSOLUTION IS APPROVED BY OUR STOCKHOLDERS.

     Even if the Company's dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan, if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so.

DISSOLUTION UNDER DELAWARE LAW

     Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

     -    prosecution and defense of any lawsuits;

     -    settling and closing of any business;

     -    disposition and conveyance of any property;

     -    discharge of any liabilities; and

     - distribution of any remaining assets to the stockholders of the corporation.

PRINCIPAL PROVISIONS OF THE PLAN

     GENERAL. We will distribute pro rata to our Public Shareholders all of the proceeds of the IPO trust account, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company's dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan.

     Subject to the payment or the provision for payment of our liabilities, we expect to distribute to our Public Shareholders the amounts to which they are entitled under the Company's certificate of incorporation, consisting of the entire amount of the IPO trust account at the record date for the special meeting. We do not anticipate making any other distributions to stockholders.

     We will also pay or provide for our known liabilities in accordance with negotiations between the Company's directors and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, we intend to establish a contingency reserve, consisting of the indemnification obligations of the Company's directors provided to China Mineral at the time of its IPO, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded by the Company's directors pursuant to their indemnification obligations as and when needed to discharge Company liabilities and obligations, we do not believe there will be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

     We will discontinue recording transfers of shares of our common stock on the date of the Company's dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

     OUR CONDUCT FOLLOWING APPROVAL OF THE DISSOLUTION AND ADOPTION OF THE PLAN. Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with the Company's dissolution or under the Plan. Following approval of the Company's dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan.

     We will indemnify our officers, directors and agents in accordance with our Certificate of Incorporation and Bylaws for actions taken in connection with winding up our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the proceeds of our directors' indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan. We intend to continue to maintain directors' and officers' liability insurance.

     CONTINGENCY RESERVE. We generally are required, in connection with the Company's dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan, and to set aside a contingency reserve, consisting of the indemnification obligations of our directors, that we believe will be adequate to satisfy all of our liabilities. If it is not, a creditor could bring a claim against one or more of our stockholders for each such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, and the directors' indemnification obligations which are expected to fund them, we do not expect that any such distributions will be made.

     POTENTIAL LIABILITY OF STOCKHOLDERS. Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan. Each stockholder's exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan, which could delay and/or diminish distributions to stockholders.

     STOCK CERTIFICATES. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their shares of the IPO trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

     EXCHANGE ACT REGISTRATION. Our Common Stock trades in the over-the-counter market and is listed for quotation under the trading symbol "CMAQ" on the OTC Bulletin Board (www.otcbb.com). After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board may apply to terminate the Company's registration and reporting requirements under the Securities Exchange Act of 1934. If registration is terminated, trading in the common stock on the OTC Bulletin Board would terminate.

     LIQUIDATING TRUSTS. Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between China Mineral and the person(s) the Board chooses as trustee(s).

     SALES OF ASSETS. The Plan gives the Board the authority to sell all of our remaining assets, although the Company's assets outside the IPO trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

     ABSENCE OF APPRAISAL RIGHTS. Stockholders are not entitled to appraisal rights in connection with the Company's dissolution and liquidation.

     REGULATORY APPROVALS. We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Company's dissolution or the Plan.

     TREATMENT OF WARRANTS. There will be no distribution from the IPO trust account with respect to China Mineral's warrants.

     PAYMENT OF EXPENSES. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan.

VOTES REQUIRED AND BOARD RECOMMENDATION

     Approval of the Company's dissolution and liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company's dissolution and liquidation, with each holder entitled to one vote per share on the matter.

     The Company's Board of Directors believes that the Company's dissolution and liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote "FOR" the dissolution and liquidation. Our directors and executive officers, who hold, as of the Record Date, an aggregate of 1,000,000 outstanding shares of our common stock, have indicated that they will vote "FOR" the dissolution and liquidation. See "Beneficial Ownership of Securities."

     Shares represented by Proxy Cards received in time for the Meeting that are properly signed, dated and returned without specifying choices will be voted "FOR" this proposal.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan to the Company and to current holders of our common stock and warrants originally issued in our IPO, who are "United States persons," as defined in the Internal Revenue Code of 1986, as amended (the "Code") and who hold such shares and warrants as "capital assets," as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder's or warrant holder's individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

     The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service ("IRS"), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

     We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

     STOCKHOLDERS AND WARRANT HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE PLAN AND OUR DISSOLUTION, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CONSEQUENCES TO THE COMPANY

     The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

CONSEQUENCES TO STOCKHOLDERS

     GAIN OR LOSS ON LIQUIDATION

     Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in the shares of our common stock.

     A stockholder's gain or loss will be computed on a "per share" basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder's tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder's tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

     LIQUIDATING TRUSTS

     If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

     BACK-UP WITHHOLDING

     Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

CONSEQUENCES TO WARRANT HOLDERS

     Since no distributions will be made to warrant holders pursuant to the Plan, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

                         INFORMATION ABOUT CHINA MINERAL

     China Mineral was formed on March 30, 2004, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business having primary operations in the People's Republic of China and believed to have significant growth potential. To date, China Mineral's efforts have been limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

     THE IPO AND TRUST ACCOUNT. On August 30, 2004, China Mineral consummated its IPO of 4,000,000 units with each unit consisting of one share of China Mineral common stock and two warrants, each to purchase one share of China Mineral common stock at an exercise price of US$5.00 per share. The IPO generated gross proceeds of US$24,000,000. After payment of underwriting discounts and expenses, total net proceeds were approximately US$21,274,000, of which US$20,400,000 was placed in the IPO trust account and invested in government securities. The remaining proceeds have been used by China Mineral in its pursuit of a business combination. The IPO trust account is not to be released until the earlier of the consummation of a business combination or liquidation of China Mineral, although, as noted elsewhere in this proxy statement, claims might be made against the Company by creditors who might seek to have such claims satisfied from the IPO trust account. The IPO trust account contained approximately US$21,534,000 as of June 30, 2006.

     Because China Mineral did not consummate a business combination by the time stipulated in its charter, its Board has proposed to dissolve the Company as contemplated by its certificate of incorporation and IPO prospectus and distribute to holders of Public Shares, in proportion to their respective equity interests, sums in the IPO trust account, inclusive of any interest. China Mineral's pre-IPO stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the IPO trust account with respect to China Mineral's warrants.

     FACILITIES. China Mineral maintains executive offices at 210 East 85th Street, Suite 16, New York, New York pursuant to an agreement with Awaken Advisors Inc. We pay Awaken Advisors a monthly fee of US$1,000 for general and administrative services including office space, utilities and secretarial support and consulting services.

     EMPLOYEES. Dr. Simon Mu, China Mineral's President and Chief Executive Officer, and Dr. Bing Zhao, our Chief Financial Officer and Secretary, are China Mineral's only executive officers. They are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to China Mineral's affairs. China Mineral has no full-time employees.

     PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS. China Mineral has registered its securities under the Securities and Exchange Act of 1934, as amended, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, China Mineral's annual reports contain financial statements audited and reported on by China Mineral's independent accountants.

     LEGAL PROCEEDINGS. China Mineral is not currently a party to any pending material legal proceedings.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     As of October 23, 2006, current and former members of China Mineral's Board of Directors, all of whom became stockholders prior to its IPO, beneficially owned and were entitled to vote 1,000,000 shares, or 20%, of its outstanding common stock, with an aggregate market value of US$5,260,000 based on its price of US$5.26 per share as of October 23, 2006. (Cui Guisheng, a former China Mineral director who was a part of the initial ownership group, resigned as a director of China Mineral on May 12, 2006.) Such shares are held in escrow, and the holders have waived any interest in any distribution of the IPO trust account. The following table sets forth information regarding the beneficial ownership of our common stock as of October 23, 2006, by each person known by us to be the owner of more than 5% of our outstanding shares of common stock; each of our officers and directors; and all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP          CLASS
------------------------------------             -----------------   ----------
Andrew M. Weiss, Ph.D. et al.(1)..............        505,000           10.1%
   29 Commonwealth Avenue, 10th Floor
   Boston, Massachusetts 02116

North Pole Capital Master Fund(2).............        465,500            8.8%
   372 Bay Street, 21st Floor
   Toronto, Ontario M5H 2W9 Canada

Roger Feldman(3)..............................        399,103            8.0%
   Harvey Hanerfeld(3)
   1919 Pennsylvania Avenue, NW
   Suite 725
   Washington, D.C. 20006

Barry Rubenstein(4)...........................        398,200            8.0%
   68 Wheatley Road
   Brookville, NY 11545

DKR Capital Partners L.P.(5)..................        310,000            6.1%
   1281 East Main Street Stamford, CT 0902

Amaranth LLC et al.(6)........................        280,000            5.6%
   One American Lane
   Greenwich, Connecticut 06831

Sapling, LLC(7)...............................        275,000            5.5%
   535 Fifth Avenue
   31st Floor
   New York, NY 10017

OTA Financial Group(8)........................        246,466            5.1%
   One Manhattanville Road
   Purchase, NY 10577

Daniel Kunz(9)(10)(13)........................        250,000            5.0%
   1509 Tyrell Lane, Suite B
   Boise, ID 83706

Dr. Simon Mu(10)(11)(13)......................        250,000            5.0%
   Two Pacific Place, Suite 2021
   88 Queensway, Hong Kong

Dr. Bing Zhao(10)(12)(13).....................        250,000            5.0%
   Two Pacific Place, Suite 2021
   88 Queensway, Hong Kong

Xiao Ma(10)(13)...............................        125,000            2.5%
   Room B-2008
   Room B-2008 Zhongshen Garden, Caitian Rd.,
   Futian District, Shenzhen, PRC

All directors and executive officers as a
   group (4 individuals)......................        875,000           17.5%

----------
*    Less than 1%

(1) Includes 363,240 shares owned by Weiss Asset Management, LLC, which include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner, and 141,760 shares owned by Weiss Capital, LLC, which include shares beneficially owned by a private investment corporation of which Weiss Capital is the sole investment manager. Mr. Weiss is the Managing Member of Weiss Asset Management and the managing member of Weiss Capital The foregoing information was derived from a Schedule 13G filed with the SEC on September 15, 2006 and amended September 28, 2006 and a Form 3 filed with the SEC on September 21, 2006.

(2) Polar Securities Inc. serves as the investment manager to North Pole Capital Master Fund with respect to which it has voting and dispositive authority over some of such shares. Paul Sabourin is the Chief Executive Officer and Chief Investment Officer of Polar Securities Inc. and, as such, may be deemed to have direct beneficial ownership of such shares. John Paul Cahill serves as a trader for Polar Securities, Inc. and has discretionary authority over the investments of North Pole Capital Master Fund, in which capacity he may be deemed to have indirect beneficial ownership of such shares. Kamran Siddiqui serves as a portfolio manager for Polar Securities Inc. and has discretionary authority over the investments of North Pole Capital Master Fund, in which capacity he may be deemed to have indirect beneficial ownership of such shares. The foregoing information was derived from a Schedule 13G filed with the SEC on October 20, 2005.

(3) As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to West Creek Partners Fund L.P., a Delaware limited partnership (the "Fund"), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 242,000 shares of common stock owned by the Fund. As voting members of Cumberland Investment Partners, L.L.C., a Delaware limited liability company ("Cumberland"), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 157,103 shares of common stock owned by Cumberland. All of the foregoing information was derived from a Schedule 13G filed jointly by Roger Feldman and Harvey Hanerfeld with the SEC on October 22, 2004.

(4) Includes (i) 220,000 shares of common stock held by Woodland Partners, of which Mr. Rubenstein is the general partner and with respect to which Mr. Rubenstein has shared voting and dispositive power with his wife, Marilyn Rubenstein, and (ii) 178,200 shares of common stock owned by the Barry Rubenstein Rollover IRA account, over which Mr. Rubenstein has sole voting and dispositive power. Does not include an aggregate of 340,000 shares of common stock issuable upon exercise of warrants held by the Barry Rubenstein Rollover IRA account, which are not currently exercisable and which will not become exercisable within the next 60 days. The foregoing information was derived from a Schedule 13G filed with the SEC on February 3, 2005.

(5) Includes 210,000 shares of common stock and 100,000 warrants. DKR Capital Partners L.P. a registered investment advisor, is the investment manager of DKR SoundShore Strategic Holding Fund Ltd. DKR Capital Partners L.P. is also the managing general partner of DKR Oasis Management Company L.P., which is the investment manager of DKR SoundShore Oasis Holding Fund Ltd. As such, each of DKR Capital Partners L.P. and DKR Oasis Management Company L.P. has the right to vote, or to direct the vote of, such securities. The foregoing information was derived from a Schedule 13G filed with the SEC on February 15, 2006.

(6) Amaranth Advisors L.L.C., a Delaware limited liability company, is the trading advisor for Amaranth LLC, a Cayman Islands entity, and has been granted investment discretion over portfolio investments held by it. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C. The foregoing information was derived from a Schedule 13G filed with the SEC on April 17, 2006.

(7) Sapling, LLC has shared voting and dispositive power for the shares listed in the table above. All of the foregoing information was derived from a
     Schedule 13G filed by Sapling, LLC with the SEC on January 28, 2005.

(8) Includes 192,400 shares beneficially owned by OTA LLC and 54,066 shares beneficially owned by Options Trading Associates LLC. The foregoing information was derived from a Schedule 13G filed by OTA Financial Group with the SEC on October 10, 2006.

(9)  Daniel Kunz is our chairman of the board.

(10) Each of these individuals is a member of our board of directors.

(11) Dr. Simon Mu is our chief executive officer and president.

(12) Dr. Bing Zhao is our chief financial officer and secretary.

(13) Does not include: 330,738 shares of common stock issuable upon exercise of warrants held by Daniel Kunz, 338,430 shares of common stock issuable upon exercise of warrants held by Simon Mu, 330,700 shares of common stock issuable upon exercise of warrants held by Bing Zhao and 15,3815 shares of common stock issuable upon exercise of warrants held by Xiao Ma.

     All of the shares of our outstanding common stock owned by our directors, our initial stockholders, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of: August 24, 2007 or our liquidation.

     During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. None of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

                              STOCKHOLDER PROPOSALS

     Whether or not the dissolution is approved, China Mineral does not expect to have an annual meeting of stockholders after the special meeting.

                      DELIVERY OF DOCUMENTS TO STOCKHOLDERS

     Pursuant to the rules of the Securities and Exchange Commission, China Mineral and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of China Mineral's annual report to stockholders and proxy statement. Upon written or oral request, China Mineral will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that China Mineral deliver single copies of such documents in the future. Stockholders may notify China Mineral of their requests by calling or writing us at our principal executive offices at 210 East 85th Street, Suite 16, New York, New York 10028.

                       WHERE YOU CAN FIND MORE INFORMATION

     China Mineral files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

     You may read and copy reports, proxy statements and other information filed by China Mineral with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

     China Mineral files its reports, proxy statements and other information electronically with the SEC. You may access information on China Mineral at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

     Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

     This proxy statement incorporates important business and financial information about China Mineral that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan, you should contact:

                                  DR. SIMON MU
                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028
                                 (646) 240-8377

     To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is November 17, 2006.

                                     ANNEX A

                               PLAN OF LIQUIDATION
                                       OF
                      CHINA MINERAL ACQUISITON CORPORATION
                       (A DISSOLVED DELAWARE CORPORATION)

     This Plan of Liquidation of China Mineral Acquisition Corporation (the "Company") is dated this ____ day of _____________, 2006.

     WHEREAS, the dissolution of the Company was duly authorized by its board of directors and stockholders, and the Company was dissolved on ____________, 2006 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

     WHEREAS, the Company elects to adopt a plan of distribution pursuant to
Section 281(b) of the Delaware General Corporation Law (the "DGCL");

     WHEREAS, the Company has paid or otherwise satisfied all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

     1. Fees and expenses in connection with legal, accounting and other professional services rendered prior to the date hereof and liabilities and obligations for federal and state income taxes, all as shown on the Company's unaudited interim financial statements at and for the period ending June 30, 2006, and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs; and

     2. The Company's obligations to holders of its common shares issued in its initial public offering (IPO) (Public Shareholders) to distribute the proceeds of the IPO trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company's certificate of incorporation and its IPO prospectus;

     WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

     WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

     WHEREAS, the holders of common shares of the Company issued prior to its IPO, consisting of the current members of the Company's Board of Directors and a former director, have reaffirmed, and by their adoption of this Plan such current directors do hereby reaffirm, their obligations, given to the Company in connection with its IPO, to indemnify the Company from and against certain liabilities and obligations as set forth in such undertakings, the performance of which indemnification obligations shall fund the Company's performance of its obligations under clause (a) of paragraph 1 and paragraph 2 below;

     NOW THEREFORE, the Company adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the
DGCL:

     1. PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan by the board of directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraph 1 of the third recital hereof and (b) pay in full the obligations described in paragraph 2 of such third recital.

     2. CONTINGENCY RESERVE. There being no facts now known to the Company suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

     3. AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation.

     The adoption of the Plan by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and
(iv) to distribute all of the remaining funds of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

     4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

     5. RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

     6. PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company.

     In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     7. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

     8. LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

     9. LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

     10. AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

     11. CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

     12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

     13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF CHINA MINERAL ACQUISITION CORPORATION

     The undersigned appoints Simon Mu and Daniel Kunz, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of China Mineral held of record by the undersigned on October 23, 2006 at the Special Meeting of Stockholders to be held on November 27, 2006, and any postponement or adjournment thereof.

     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. CHINA MINERAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

                  (Continued and to be signed on reverse side)


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

                                      PROXY

     THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. CHINA MINERAL'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                                                FOR   AGAINST   ABSTAIN
                                                ---   -------   -------
1.   TO APPROVE THE DISSOLUTION OF THE          [ ]     [ ]       [ ]
     COMPANY AND THE PLAN OF LIQUIDATION
     SUBMITTED TO STOCKHOLDERS AT THE SPECIAL
     MEETING.

2.   TO PERMIT CHINA MINERAL'S BOARD OF         [ ]     [ ]       [ ]
     DIRECTORS OR ITS CHAIRMAN, IN THEIR
     DISCRETION, TO ADJOURN OR POSTPONE THE
     SPECIAL MEETING IF NECESSARY FOR FURTHER
     SOLICITATION OF PROXIES IF THERE ARE NOT
     SUFFICIENT VOTES AT THE ORIGINALLY
     SCHEDULED TIME OF THE SPECIAL MEETING TO
     APPROVE THE FOREGOING PROPOSAL.

     MARK HERE FOR ADDRESS CHANGE AND NOTE              [ ]
     BELOW

     NEW ADDRESS: ___________________________

                PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.


SIGNATURE                    SIGNATURE                    DATE
          ------------------           ------------------      -----------------

     Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.


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